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                                                                    EXHIBIT (23)




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Lindal Cedar Homes, Inc.:


We consent to incorporation by reference in the registration statement (No. 33-64186) on Form S-8 of Lindal Cedar Homes, Inc. of our report dated February 17, 1996 relating to the consolidated balance sheets of Lindal Cedar Homes, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended
December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Lindal Cedar Homes, Inc.

Our report on the consolidated financial statements and schedule refers to a change in the method of accounting for income taxes.


/s/ KPMG Peat Marwick LLP


Seattle, Washington
March 26, 1996



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